Portillo’s Inc. Announces Third Quarter 2022 Financial Results

Chicago, IL— November 3, 2022—Portillo’s Inc. (“Portillo’s” or the “Company”) (NASDAQ: PTLO), the fast-casual restaurant concept known for its menu of Chicago-style favorites, today reported financial results for the third quarter ended September 25, 2022.

Michael Osanloo, President and Chief Executive Officer of Portillo’s, said, “Our third-quarter results confirm that our strong value proposition resonates with our guests. Our ongoing commitment to operational excellence continues to result in unrivaled guest experiences. This can only be achieved with our dedicated team members who are consistently delivering that experience.”

Financial Highlights for the Third Quarter 2022 vs. Third Quarter 2021:

•Total revenue increased 9.5% or $13.1 million to $151.1 million;
•Same restaurant sales increased 5.8%;
•Operating income decreased $6.6 million to $10.6 million;
•Net income decreased $3.3 million to $3.2 million;
•Restaurant-Level Adjusted EBITDA* decreased $0.2 million to $34.1 million; and
•Adjusted EBITDA* decreased $2.6 million to $21.6 million.

*Adjusted EBITDA and Restaurant-Level Adjusted EBITDA are non-GAAP measures. Please see definitions and the reconciliations of these non-GAAP measures in the accompanying financial information below.

Secondary Offering

In the third quarter of 2022, the Company completed a secondary offering of 8,066,458 shares (including 66,458 shares sold to the underwriters pursuant to their overallotment option) of the Company's Class A common stock at an offering price of $23.75 per share. All of the net proceeds from this offering were used to purchase LLC Units or shares of Class A common, as applicable, of the selling stockholders in a “synthetic secondary” transaction, at a price per LLC Unit or share of Class A common stock, as applicable, equal to the public offering price per share of Class A common stock in this offering, less the underwriting discounts and commissions. Accordingly, the Company did not receive any proceeds from this offering.

Recent Developments and Trends

We continue to see revenue growth due to our new restaurant openings, as well as same-restaurant sales growth. Total revenue grew 9.5% during the quarter ended September 25, 2022 and 10.1% for the three quarters ended September 25, 2022. Same-restaurant sales grew 5.8% during the quarter ended September 25, 2022, compared to 6.8% same-restaurant sales growth during the same quarter in 2021. Same-restaurant sales grew 5.2% and 10.6% for the three quarters ended September 25, 2022 and September 26, 2021, respectively.

During the quarter and three quarters ended September 25, 2022, we experienced significant commodity inflation, with the most impactful increases in beef and chicken prices. While we expect these commodity pressures to continue through the fourth quarter of fiscal 2022, we do not believe they will have a material impact to our long-term growth and profitability. Additionally, we experienced higher labor expenses during the quarter and three quarters ended September 25, 2022 compared to the same periods last year, primarily due to additional wage investments made in June 2021 and the beginning of the third quarter of 2022, which combined with the expected commodity inflation, will continue to have an impact to Restaurant-Level Adjusted EBITDA Margin for the remainder of fiscal 2022. We are partially offsetting these expense increases through menu price increases and operational efficiencies. During the first and second quarters of 2022, we increased menu prices on certain items by approximately 1.5% and 3.5%, respectively. We have also increased menu prices on certain items during the fourth quarter of 2022 by approximately 3.0% to continue to combat inflationary cost pressures. As a result, Restaurant-Level Adjusted EBITDA Margin was 22.6% in the quarter ended September 25, 2022. Absent significant and prolonged COVID-19 relapses or global economic disruptions and through our continued efforts to elevate guest experiences and implement operational efficiencies, we believe the strength of our brand will deliver consistent, long-term growth.

Review of Third Quarter 2022 Financial Results

Revenues for the quarter ended September 25, 2022 were $151.1 million compared to $138.0 million for the quarter ended September 26, 2021, an increase of $13.1 million or 9.5%. The increase in revenues was primarily attributed to the opening of two new restaurants in the fourth quarter of 2021 and two new restaurants during the three quarters ended September 25, 2022, combined with an increase in our same-restaurant sales. The new restaurants positively impacted revenues by approximately $5.8 million in the quarter ended September 25, 2022. Same-restaurant sales increased 5.8% during the third quarter ended September 25, 2022, which was attributable to an increase in average check of 6.3% and a 2.8% impact from the change in recording third-party delivery pricing, offset by a 3.3% decline in transactions. The higher average check was driven by an approximate 8.2% increase in certain menu prices partially offset by lower items sold per transaction. For the purpose of calculating same-restaurant sales for September 25, 2022, sales for 61 restaurants were included in the Comparable Restaurant Base (as defined in "Selected Operating Data" below) versus 60 as of the quarter ended September 26, 2021.

Total restaurant operating expenses for the third quarter ended September 25, 2022 were $117.0 million compared to $103.8 million for the third quarter ended September 26, 2021, an increase of $13.3 million or 12.8%. The increase in restaurant operating expenses was driven by the opening of two new restaurants in the third and fourth quarters of 2021 and two new restaurants during the three quarters ended September 25, 2022. Additionally, cost of goods sold, excluding depreciation and amortization was negatively impacted by a 15.4% increase in commodity prices, with the largest increases in beef and chicken prices, and the change in recording third-party delivery pricing. Labor expense increases were also driven by incremental investments to support our team members, including rate increases primarily made in July 2022 and higher equity-based compensation. These labor increases were partially offset by operational efficiencies and lower variable-based compensation.

General and administrative expenses for the third quarter ended September 25, 2022 were $18.1 million compared to $11.8 million for the third quarter ended September 26, 2021, an increase of $6.3 million or 53.7%. This increase was primarily driven by increases in equity-based compensation of $3.2 million, insurance of $0.7 million, transaction-related fees and expenses, consisting primarily of certain professional fees of $0.6 million, and software licensing fees.

Operating income for the third quarter ended September 25, 2022 was $10.6 million compared to operating income of $17.2 million for the third quarter ended September 26, 2021, a decrease of $6.6 million or 38.5% due to the aforementioned increase in expenses, higher pre-opening expenses, partially offset by the aforementioned increase in revenues and lower depreciation and amortization.

Net income for the third quarter ended September 25, 2022 was $3.2 million compared to net income of $6.5 million for the third quarter ended September 26, 2021, a decrease of $3.3 million or 51.0%. The decrease in net income was primarily due to the aforementioned decrease in operating income, partially offset by lower interest expense of $3.6 million and remeasurement of the Tax Receivable Agreement liability adjustment of $0.7 million.

Restaurant-Level Adjusted EBITDA* for the third quarter ended September 25, 2022 was $34.1 million compared to $34.2 million for the third quarter ended September 26, 2021, a decrease of $0.2 million or 0.5%.

Adjusted EBITDA* for the third quarter ended September 25, 2022 was $21.6 million compared to $24.2 million for the third quarter ended September 26, 2021, a decrease of $2.6 million or 10.7%.

*A reconciliation of Restaurant-Level Adjusted EBITDA and Adjusted EBITDA and the nearest GAAP financial measure is included under “Non-GAAP Financial Measures” in the accompanying financial information below.

Development Highlights

Two new restaurants were opened during the three quarters ended September 25, 2022. The opening of these restaurants brings the total restaurant count to 71 as of September 25, 2022, including a restaurant owned by C&O Chicago, LLC ("C&O") of which Portillo’s owns 50%

of the equity. Below are the restaurants opened since the beginning of fiscal 2022:

Location	Opening Date
Joliet, Illinois	February 2022
St. Petersburg, Florida	April 2022

The following definitions apply to these terms as used in this release:

Same-Restaurant Sales - The change in same-restaurant sales is the percentage change in year-over-year revenue (excluding gift card breakage) for the Comparable Restaurant Base, excluding a restaurant that is owned by C&O. The Comparable Restaurant Base is defined as the number of restaurants open for at least 24 full fiscal periods.

Average Unit Volume (“AUV”) - AUV is the total revenue (excluding gift card breakage) recognized in the Comparable Restaurant Base, including a restaurant that is owned by C&O, divided by the number of restaurants in the Comparable Restaurant Base by period.

Adjusted EBITDA and Adjusted EBITDA Margin - Adjusted EBITDA represents net income (loss) before depreciation and amortization, interest expense and income taxes, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing core operating performance as identified in the reconciliation of net income (loss), the most directly comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenues. See also “Non-GAAP Financial Measures.”

Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin - Restaurant-Level Adjusted EBITDA is defined as revenue, less restaurant operating expenses, which include cost of goods sold (excluding depreciation and amortization), labor expenses, occupancy expenses and other operating expenses. Restaurant-Level Adjusted EBITDA excludes corporate level expenses and depreciation and amortization on restaurant property and equipment. Restaurant-Level Adjusted EBITDA Margin represents Restaurant-Level Adjusted EBITDA as a percentage of revenue. See also “Non-GAAP Financial Measures.”

For more information about the Company’s Non-GAAP measures, how they are calculated and reconciled and why management believes that they are useful, see “Non-GAAP Financial Measures” below.

Earnings Conference Call and Investor Day

The Company will host a conference call to discuss its financial results for the third quarter ended September 25, 2022 on Thursday, November 3, 2022, at 10:00 AM ET. The conference call can be accessed live over the phone by dialing 1-877-407-3982 (toll-free) or 1-201-493-6780 (international). A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 1-412-317-6671; the passcode is 13732552. The webcast will be available at www.portillos.com under the investors section and will be archived on the site shortly after the call has concluded.

The Company will also be hosting its Inaugural Investor Day on Tuesday, November 8, 2022, with management presentations beginning at 9:00 a.m. Eastern Time. The event will provide investors an opportunity to hear an overview of the Company’s business drivers, strategy, and financials. A live webcast will be accessible on http://investors.portillos.com at the time of the event. Interested parties will also be able to view and listen to an archived copy of the webcast, which will be available following the conclusion of the event.

About Portillo’s

In 1963, Dick Portillo invested $1,100 into a small trailer to open the first Portillo’s hot dog stand in Villa Park, IL, which he called “The Dog House.” As of November 3, 2022, Portillo’s has grown to include restaurants in 71 locations across nine states. Portillo’s is best known for its Chicago-style hot dogs, Italian beef sandwiches, char-grilled burgers, fresh salads and famous chocolate cake. Portillo’s Home Kitchen is the company’s fast-growing catering business. Portillo’s also ships food to all 50 states via its website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business, and are based on currently available operating, financial and competitive information which are subject to various risks and uncertainties, so you should not place undue reliance on forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "commit," "estimate," "expect," "forecast," "outlook," "potential," "project," "projection," "plan," "intend," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•the potential future impact of COVID-19 (including any variant) on our results of operations, supply chain or liquidity;
•risks related to or arising from our organizational structure;
•risks of food-borne illness and food safety and other health concerns about our food;
•risks associated with our reliance on certain information technology systems and potential failures or interruptions;
•privacy and cyber security risks related to our digital ordering and payment platforms for our delivery business;
•the impact of competition, including from our competitors in the restaurant industry or our own restaurants;
•the impact of labor shortages, the increasingly competitive labor market and our ability to attract and retain the best talent and qualified employees;
•the impact of federal, state or local government regulations relating to privacy, data protection, advertising and consumer protection, building and zoning requirements, costs or ability to open new restaurants, or sale of food and alcoholic beverage control regulations;
•our ability to achieve our growth strategy, such as the availability of suitable new restaurant sites in existing and new markets;
•risks relating to changes in economic conditions, including a possible recession and resulting changes in consumer preferences;
•inflation of all commodity prices, including increases in food and other operating costs, tariffs and import taxes, and supply shortages; and
•other risks identified in our filings with the Securities and Exchange Commission (the “SEC’).

All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in the Company’s Form 10-K for the fiscal year ended December 26, 2021, filed with the SEC on March 10, 2022, and subsequent filings with the SEC. All of the Company’s SEC filings are available on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Barbara Noverini, CFA
investors@portillos.com

Media Contact:
ICR, Inc.
portillosPR@icrinc.com

PORTILLO’S INC
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(in thousands, except share and per share data)

	Quarter Ended				Three Quarters Ended
	September 25, 2022		September 26, 2021		September 25, 2022		September 26, 2021
REVENUES, NET	$151,121	100.0%	$138,003	100.0%	$436,226	100.0%	$396,044	100.0%

COST AND EXPENSES:
Restaurant operating expenses:
Cost of goods sold, excluding depreciation and amortization	53,374	35.3%	44,285	32.1%	151,414	34.7%	121,465	30.7%
Labor	39,133	25.9%	36,921	26.8%	114,352	26.2%	102,433	25.9%
Occupancy	7,644	5.1%	7,000	5.1%	22,778	5.2%	20,890	5.3%
Other operating expenses	16,882	11.2%	15,554	11.3%	47,225	10.8%	44,187	11.2%
Total restaurant operating expenses	117,033	77.4%	103,760	75.2%	335,769	77.0%	288,975	73.0%

General and administrative expenses	18,059	12.0%	11,750	8.5%	49,185	11.3%	35,755	9.0%
Pre-opening expenses	791	0.5%	347	0.3%	1,770	0.4%	2,307	0.6%
Depreciation and amortization	5,289	3.5%	5,516	4.0%	15,803	3.6%	18,225	4.6%
Net income attributable to equity method investment	(409)	(0.3)%	(292)	(0.2)%	(807)	(0.2)%	(651)	(0.2)%
Other income, net	(228)	(0.2)%	(292)	(0.2)%	(333)	(0.1)%	(1,095)	(0.3)%
OPERATING INCOME	10,586	7.0%	17,214	12.5%	34,839	8.0%	52,528	13.3%
Interest expense	7,090	4.7%	10,683	7.7%	19,286	4.4%	32,124	8.1%
Tax Receivable Agreement Liability adjustment	(708)	(0.5)%	—	—%	(2,462)	(0.6)%	—	—%
INCOME BEFORE INCOME TAXES	4,204	2.8%	6,531	4.7%	18,015	4.1%	20,404	5.2%
Income tax expense	1,006	0.7%	—	—%	3,511	0.8%	—	—%
NET INCOME	3,198	2.1%	6,531	4.7%	14,504	3.3%	20,404	5.2%
Less: Redeemable preferred units accretion	—	—%	(5,886)	(4.3)%	—	—%	(16,978)	(4.3)%
NET INCOME ATTRIBUTABLE TO COMMON HOLDERS	3,198	2.1%	645	0.5%	14,504	3.3%	3,426	0.9%
Net income attributable to non-controlling interests	1,606	1.1%	—	—%	7,607	1.7%	—	—%
NET INCOME ATTRIBUTABLE TO PORTILLO'S INC.	$1,592	1.1%	$645	0.5%	$6,897	1.6%	$3,426	0.9%

Income per common share attributable to Portillo’s Inc.:
Basic	$0.04		$0.01		$0.19		$0.07
Diluted	$0.04		$0.01		$0.17		$0.07

Weighted-average common shares outstanding:
Basic	38,899,373		51,210,222		36,899,208		51,201,100
Diluted	42,625,160		51,581,685		40,785,766		51,569,034

PORTILLO’S INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share data)

	September 25, 2022	December 26, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents and restricted cash	$46,722	$39,263
Accounts receivable	8,110	7,840
Inventory	5,934	6,078
Prepaid expenses	4,170	5,836
Total current assets	64,936	59,017
Property and equipment, net	211,741	190,834
OTHER ASSETS:
Goodwill	394,298	394,298
Trade names	223,925	223,925
Other intangible assets, net	33,478	35,832
Equity method investment	16,245	16,170
Deferred tax assets	115,202	74,455
Other assets	4,247	5,042
Total other assets	787,395	749,722
TOTAL ASSETS	$1,064,072	$999,573

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$27,442	$27,249
Current portion of long-term debt	3,324	3,324
Current deferred revenue	4,033	6,893
Accrued expenses	23,264	29,472
Total current liabilities	58,063	66,938
LONG-TERM LIABILITIES:
Long-term debt, net of current portion	315,288	315,829
Deferred rent	37,564	32,174
Tax Receivable Agreement Liability	205,287	156,638
Other long-term liabilities	3,745	4,588
Total long-term liabilities	561,884	509,229
Total liabilities	619,947	576,167

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY:
Preferred stock, $0.01 par value per share, 10,000,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.01 par value per share, 380,000,000 shares authorized, and 42,225,023 and 35,807,171 shares issued and outstanding at September 25, 2022 and December 26, 2021, respectively.	421	358
Class B common stock, $0.00001 par value per share, 50,000,000 shares authorized, and 29,730,762 and 35,673,321 shares issued and outstanding at September 25, 2022 and December 26, 2021, respectively.	—	—
Additional paid-in-capital	232,031	186,856
Accumulated deficit	(9,053)	(15,950)
Total stockholders' equity attributable to Portillo's Inc.	223,399	171,264
Non-controlling interest	220,726	252,142
Total stockholders' equity	444,125	423,406
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,064,072	$999,573

PORTILLO’S INC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Quarters Ended
	September 25, 2022	September 26, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,504	$20,404
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,803	18,225
Amortization of debt issuance costs and discount	1,952	2,877
Loss on sales of assets	212	130
Equity-based compensation	11,347	443
Deferred rent and tenant allowance	3,288	3,099
Deferred income tax provision	3,511	—
Tax Receivable Agreement liability adjustment	(2,462)	—
Amortization of deferred lease incentives	(289)	(289)
Gift card breakage	(626)	(554)
Changes in operating assets and liabilities:
Accounts receivable	(2,064)	(89)
Receivables from related parties	(34)	(144)
Inventory	144	676
Other current assets	1,666	807
Accounts payable	(1,089)	(2,511)
Accrued expenses and other liabilities	(8,448)	(3,634)
Deferred lease incentives	1,651	690
Other assets and liabilities	(97)	(239)
NET CASH PROVIDED BY OPERATING ACTIVITIES	38,969	39,891
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(30,012)	(27,687)
Purchase of investment securities	—	(200)
Proceeds from the sale of property and equipment	44	123
NET CASH USED IN INVESTING ACTIVITIES	(29,968)	(27,764)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long-term debt	(2,493)	(2,493)
Proceeds from equity offering, net of underwriting discounts	183,436	—
Repurchase of outstanding equity / Portillo's OpCo units	(183,436)	—
Proceeds from stock option exercise	1,722	—
Proceeds from issuance of common units	—	100
Repayment of stock subscription receivable	—	499
Payment of initial public offering issuance costs	(771)	(2,108)
NET CASH USED IN FINANCING ACTIVITIES	(1,542)	(4,002)
NET INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	7,459	8,125
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF THE PERIOD	39,263	41,432
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF THE PERIOD	$46,722	$49,557

PORTILLO’S INC
SELECTED OPERATING DATA AND NON-GAAP FINANCIAL MEASURES

	Quarter Ended		Three Quarters Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
Total Restaurants (a)	71	67	71	67
AUV (in millions) (a)	N/A	N/A	$8.4	$8.0
Change in same-restaurant sales (b)	5.8%	6.8%	5.2%	10.6%
Adjusted EBITDA (in thousands)	$21,620	$24,202	$66,864	$75,276
Adjusted EBITDA Margin	14.3%	17.5%	15.3%	19.0%
Restaurant-Level Adjusted EBITDA (in thousands)	$34,088	$34,243	$100,457	$107,069
Restaurant-Level Adjusted EBITDA Margin	22.6%	24.8%	23.0%	27.0%

(a) Includes a restaurant that is owned by C&O of which Portillo’s owns 50% of the equity. AUVs for the quarters ended September 25, 2022 and September 26, 2021 represent AUVs for the twelve months ended September 25, 2022 and September 26, 2021, respectively.
(b) Excludes a restaurant that is owned by C&O of which Portillo’s owns 50% of the equity.

PORTILLO’S INC.
NON-GAAP FINANCIAL MEASURES

To supplement the consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA Margin, and Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin. Accordingly, these measures are not required by, nor presented in accordance with GAAP, but rather are supplemental measures of operating performance of our restaurants. You should be aware that these measures are not indicative of overall results for the Company and that Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin do not accrue directly to the benefit of stockholders because of corporate-level expenses excluded from such measures. These measures are supplemental measures of operating performance and our calculations thereof may not be comparable to similar measures reported by other companies. These measures are important measures to evaluate the performance and profitability of our restaurants, individually and in the aggregate, but also have important limitations as analytical tools and should not be considered in isolation as substitutes for analysis of our results as reported under GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA represents net income before depreciation and amortization, interest expense and income taxes, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing core operating performance as identified in the reconciliation of net income (loss), the most directly comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenues.

We use Adjusted EBITDA and Adjusted EBITDA Margin (i) to evaluate our operating results and the effectiveness of our business strategies, (ii) internally as benchmarks to compare our performance to that of our competitors and (iii) as factors in evaluating management’s performance when determining incentive compensation.

We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important measures of operating performance because they eliminate the impact of expenses that do not relate to our core operating performance.

Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin

Restaurant-Level Adjusted EBITDA is defined as revenue, less restaurant operating expenses, which include cost of goods sold (excluding depreciation and amortization), labor expenses, occupancy expenses and other operating expenses. Restaurant-Level Adjusted EBITDA excludes corporate level expenses and depreciation and amortization on restaurant property and equipment. Restaurant-Level Adjusted EBITDA Margin represents Restaurant-Level Adjusted EBITDA as a percentage of revenue.

We believe that Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin are important measures to evaluate the performance and profitability of our restaurants, individually and in the aggregate.

See below for a reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA and Adjusted EBITDA Margin (in thousands):

	Quarter Ended		Three Quarters Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
Net income	$3,198	$6,531	$14,504	$20,404
Depreciation and amortization	5,289	5,516	15,803	18,225
Interest expense	7,090	10,683	19,286	32,124
Income tax expense	1,006	—	3,511	—
EBITDA	16,583	22,730	53,104	70,753
Deferred rent (1)	1,053	781	2,999	2,375
Equity-based compensation	3,698	169	11,347	443
Consulting fees (2)	—	168	—	1,168
Other loss (3)	114	25	239	157
Transaction-related fees & expenses (4)	880	329	1,637	380
Tax Receivable Agreement Liability adjustment (5)	(708)	—	(2,462)	—
Adjusted EBITDA	$21,620	$24,202	$66,864	$75,276
Adjusted EBITDA Margin	14.3%	17.5%	15.3%	19.0%
(1) Represents the difference between cash rent payments and the recognition of straight-line rent expense recognized over the lease term.
(2) Represents consulting fees related to our former owner.
(3) Represents loss on disposal of property and equipment.
(4) Represents the exclusion of certain expenses that management believes are not indicative of ongoing operations, consisting primarily of certain professional fees.
(5) Represents remeasurement of the Tax Receivable Agreement liability.

See below for a reconciliation of operating income, the most directly comparable GAAP measure, to Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin (in thousands):

	Quarter Ended		Three Quarters Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
Operating income	$10,586	$17,214	$34,839	$52,528
Plus:
General and administrative expenses	18,059	11,750	49,185	35,755
Pre-opening expenses	791	347	1,770	2,307
Depreciation and amortization	5,289	5,516	15,803	18,225
Net income attributable to equity method investment	(409)	(292)	(807)	(651)
Other income, net	(228)	(292)	(333)	(1,095)
Restaurant-Level Adjusted EBITDA	$34,088	$34,243	$100,457	$107,069
Restaurant-Level Adjusted EBITDA Margin	22.6%	24.8%	23.0%	27.0%